Exhibit 10.7

                          AGREEMENT OF LEAVE & LICENSE

         ARTICLES OF AGREEMENT made and entered into at Mumbai this 29th day of October, 2001 in this Christian year. Two Thousand and One between SHRI SWAMI SADANAND GIRI JI, residing at Sanyas Ashram, Vithabal Road, Vile Parle (West), Mumbai-400056, hereinafter called the "LICENSOR" (which expression shall unless it be repugnant to the context or meaning thereof mean and include his heirs, legal representatives and assigns) of the One Part and M/S. Distinctive Devices (India) Pvt. Ltd. having its Registered Office at 620, Parekh Market, Kennedy Bridge, Mumbai-400004, hereinafter called the "LICENCEE" (which expression shall unless it be repugnant or meaning mean and include the Company, its successors and assigns).

         WHEREAS, Licensor is in lawful possession in respect of Two Halls each admeasuring 58ft. X 40ft., Buildup area respectively on 4th and 5th floor in the building known as Sanskrit Parhahala situated at Sanyas Ashram Compound, near its Main Gate, V.P. Road, Vile Parle (West), Mumbai-400056 (hereinafter referred to as the "said Premises").

         And, whereas the Licensee herein is in the need of premises for temporary period for it's running its educational institute, the Licensor at the request of the Licensee gave the said premises to the Licensee for the period of 18 months commencing from 1st day of August, 2001 to 30th June, 2002 on the following terms and conditions hereinafter appearing.

         NOW THIS ARTICLES OF AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS:

     (1) The Licensor has already given on leave and license said premises to the Licensee, on 1st August, 2001 and the Licensor had given possession of said premises to the Licensee and the Licensee hereby admit, and confirm the same.


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     (2) The Licensee shall pay the Licensor monthly compensation of Rs:
75000-00 only (Rupees Seventy Five Thousand only). Such monthly compensation shall be paid by the Licensee to the Licensor in advance on or before 5th day of each and every calendar month. Such compensation shall be due and payable from 1st day of August, 2001.

     (3) It is hereby agreed that the said Monthly compensation of Rs: 75000-00 only (Rupees Seventy Five Thousand only) is Exclusive of Maintenance and other outgoings. The Licensee shall bear and pay exclusively all the Municipal Taxes, Rates, Cess and other levies by the Authorities Concerned, as also Electricity Charges, Water Charges, Lift-operation and Maintenance, Watchman, etc.; proportionately, as Billed by the Licensor, from time to time, within time.

     (4)  THE LICENSEE HEREBY CONVENIENT WITH THE LICENSOR AS FOLLOWS:

          (a) To pay the monthly compensation to the Licensor on or before the 5th day of each and every calendar month, and for the purpose, the Licensee has handed over post dated Cheques to Licensee, as per Annexture I.

          (b) The Licensee is at liberty to take telephone connection in the said premises in its own name for the sake of convenience only and on basis of the telephone bill, the Licensee will not claim any right, title and interest in the said Licensee premises and used as proof of evidence of termination or expiry of the terms shall transfer telephone connection to other place and pay telephone bills to M.T.N.L.

          (c) To use said premises for Conducting Educational Institute owned and run by Licensee. The Licensee shall not create any subtenancy


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               or sub-licensing or in any way part with the possession of the said Premises, in the favour of any Third Party.

          (d) Not to do or permit to be done upon the Licensed premises anything illegal or anything which may create or cause nuisance or annoyance or disturbance to the Licensor to any Occupants occupying the other portion of the said building or the adjoining buildings.

          (e) Not to store any hazardous and inflammable articles to hide the premises. No non-vegetarian food shall be used in the premises or any portion thereof.

          (f) To permit the Licensor and his representatives and his authorized agents at all times during the business hours to enter upon the premises to view the conditions of the said Premises.

          (g) To permit the Licensor and his authorized agents with all necessary workmen and appliances at all reasonable times to enter upon premises for the purpose of any inspection and repairs if any, of the premises as may be deemed to be necessary by the Licensor.

          (h) The Licensed Premises shall not be used for any entertainment Party or function. No loud speakers and or Public Address system shall be employed by the Licensee. The Licensee shall not be entitled to make any grievances or Complaint, regarding any noise, lights, loudspeakers, traffic, parking spaces, and or any religious activities and festivals conducted in other part of the said building and or in any part of the Sanyas Ashram Compound.


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          (i)  The Licensee shall not make addition alteration and renovate in the said premises and structural alteration.

          (j) To keep fixture and furniture such as tables, fans and other furniture is good and tenable repair and condition (responsible wear and tear) and damages by fire, earthquake, tempest or other act of God or inevitable accident or by irresistible always expected.

          (k) To hand over possession of the Licensed premises along with the fixtures and furniture if any provided by the Licensor, on the expiration of the License period or its earlier determination as per this agreement to the Licensor.

     (5)  IT IS HEREBY MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

          (a) If the compensation shall be in arrears for two months (whether legally demanded or not) or if the Licensee shall fail to perform or observe the convenants and agreements on the part of the License of any of the conditions herein contained then and in such cases, it shall be lawful for the Licensor at any time hereafter to terminate and revoke the license and re-enter upon the said premises or upon any part thereof in the name of the whole and License hereby created shall thereupon absolutely cease and determine but without prejudice to any claim or demand which the Licensor may has against the Licensee in respect of any breach on nonperformance or non-observance of the any of the


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               convenants and agreements on the part of the Licensee and the conditions herein contained.

          (b) In the event of the said premises or the said building being acquired or requisitioned by Government or any other authorities under any act of Ordinance or Modification for the time being in force, this License shall, cease and determine and the Licensee shall handover vacant possession of the said premises to the Licensor.

          (c) It is mutually agreed between Parties hereto that if the Licensee wants to terminate this agreement before expiry of Licensed period in that event it should give one month Notice to the Licensor. Similarly, the Licensor wants to terminate this agreement before expiring the terms in that event he should give one month Notice to the Licensee.

     (6) On the expiry of the said period if 11 Months, the parties herein, can enter into fresh leave and Licensee Agreement subject to terms and conditions agreed by and between the parties.

     (7) In the event of expiry of the terms of this agreement and or its earlier termination by the Licensor as provided hereinabove the Licensee shall forthwith vacate the premises and handover quiet possession thereof to the Licensor and in the meanwhile discontinue using the said premises failing which the Licensee shall be bond to pay at the rate of double the Monthly Compensation for the number of days delay is made in giving possession to the Licensor and or discontinuing use of the premises.

     (8) It is agreed by and between the parties that this agreement of leave and license shall be subject to the provision of the Maharashtra Road Control Act, 1999, as amended from time to time and the disputes if any arising between


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the parties hereto under these presents shall have exclusive jurisdiction by the competent authority constituted by the (9) All the out of pocket costs, charges and expenses of and incidental to this leave and license Agreement and the Stamp duty and Registration charges shall be borne and paid by the Licensee alone.


IN WITNESS WHEREOF the parties have hereto set and subscribe their respective hands and signatures on these presents on the day and year first hereinabove written. SIGNED AND DELIVERED by the withinnamed the "LICENSOR" Shri Swami Sadanand Giri Ji, in the presence of

Witness   (1)

          (2)


SIGNED AND DELIVERED by the
withinnamed the "LICENSEE"
Distinctive Devices (India) Pvt. Ltd.,
in the presence of

Witness   (1)

          (2)


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